EXHIBIT 99.2

WOLFE CREEK MINING, INC.
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2009

	Historical
	Wolfe Creek	GET	Adjustments	Consolidated

ASSETS

Current Assets
Cash	$6,442	$17,761	$-	$24,203

Total current assets	6,442	17,761	-	24,203

Fixed Assets
Property and equipment	-	-	-	-

TOTAL ASSETS	$6,442	$17,761	$-	$24,203

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable	$-	$38,212	$-	$38,212
Due to related parties	5,000	166,290	-	171,290

TOTAL LIABILITIES	5,000	204,502	-	209,502

Common stock	4,000	8,824	(8,824)	4,000

Additional paid-in capital	36,000	79,411	(29,734)	85,677

Deficits accumulated during the development	(38,558)	(274,976)	38,558	(274,976)
stage

TOTAL STOCKHOLDERS' DEFICIT	1,442	(186,741)	-	(185,299)

TOTAL LIABILITIES & STOCKHOLDERS'
EQUITY	$6,442	$17,761	$-	$24,203

WOLFE CREEK MINING, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009

	Historical
	Wolfe Creek	GET	Adjustment	Consolidated

Revenues, net	$-	$-	$-	$-

Expenses
General and administration	9,845	178,041	-	187,886
Depreciation and amortization expense	-	-		-

Total expenses	9,845	178,041	-	187,886

Net loss before provision for
income taxes	$(9,845)	$(178,041)	$-	$(187,886)

Loss per share, basic and diluted	$(0.00)	$(0.02)		$(0.05)

Weighted average number of shares outstanding	4,000,000	8,823,529		4,000,000

WOLFE CREEK MINING, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2008

	Historical
	Wolfe Creek	GET	Adjustment	Consolidated

Revenues, net	$-	$-	$-	$-

Expenses
General and administration	12,608	96,877	-	109,485
Depreciation and amortization expense	7,000	-	-	7,000

Total expenses	19,608	96,877	-	116,485

Net loss before provision for
income taxes	$(19,608)	$(96,877)	$-	$(116,485)

Loss per share, basic and diluted	$(0.00)	$(0.01)		$(0.03)

Weighted average number of shares outstanding	4,000,000	8,823,529		4,000,000

WOLFE CREEK MINING, INC.
PRO FORMA UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma consolidated financial statements give effect to the reverse acquisition of Green EnviroTech Corp. (“GET”) by Wolfe Creek Mining, Inc. (“Wolfe Creek” and the “Company”) and are based on estimates and assumptions set forth herein and in the notes to such pro forma statements.

In October 2009, GET entered into an Agreement and Plan of Merger with Wolfe Creek and upon closing of the transaction, GET became a wholly-owned subsidiary of Wolfe Creek (the “Agreement”).

In accordance with the Agreement, the 4,000,000 issued and outstanding shares of common stock of Wolfe Creek and simultaneously, the 8,823,529 shares of common stock that GET has issued and outstanding will convert at a .3400005 per share ratio into new shares of Wolfe Creek. On October 14, 2009  Kristen  Paul,  the sole  officer and  director of the Company sold her 3,000,000 shares of Common Stock to Green EnviroTech Corp., which shares are being cancelled.

This transaction is being accounted for as a reverse acquisition and a recapitalization.  Magnolia is the acquirer for accounting purposes.

The following unaudited pro forma consolidated statement of operations for the nine months ended September 30, 2009 and the year ended December 31, 2008 gives effect to the above as if the transactions had occurred at the beginning of the period.  The unaudited pro forma consolidated balance sheet at September 30, 2009 assumes the effects of the above as if this transaction had occurred as of January 1, 2008.

WOLFE CREEK MINING, INC.
PRO FORMA UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma consolidated financial statements are based upon, and should be read in conjunctions with Wolfe Creek’s audited financial statements as of and for the year ended December 31, 2008 and interim financial statements for the nine months ended September 30, 2009 and the historical financial statements of GET for the period October 6, 2008 (Inception) through December 31, 2008 and for the nine months ended September 30, 2009.

The unaudited pro forma consolidated financial statements and notes thereto contained forward-looking statements that involve risks and uncertainties.  Therefore, our actual results may vary materially from those discussed herein.  The unaudited pro forma consolidated financial statements do not purport to be indicative of the results that would have been reported had such events actually occurred on the dates specified, nor is it indicative our future results.

WOLFE CREEK MINING, INC.
NOTES TO UNAUDITED PRO FORMA
CONSOLIDATED FINANCIAL STATEMENTS

NOTE A – ACCOUNTING TREATMENT APPLIED AS A RESULT OF THIS TRANSACTION
The transaction is being accounted for as reverse acquisition and recapitalization.  GET is the acquirer for accounting purposes.  Wolfe Creek is the issuer.  Accordingly, GET’s historical financial statements for periods prior to the acquisition become those of the acquirer retroactively restated for the equivalent number of shares received in the transaction.  The accumulated deficit of GET is carried forward after the acquisition.  Operations prior to the transactions are those of GET.  Earnings per share for the period prior to the transaction are restated to reflect the equivalent number of shares outstanding.

NOTE B – ADJUSTMENT

(a)	To eliminate Wolfe Creek’s historical expenses to reflect reverse acquisition and a recapitalization treatment.

(b)	To record the cancellation of the Kristen Paul 3,000,000 shares and the simultaneous conversion of the GET shares into new Wolfe Creek shares.

NOTE C – PRO FORMA WEIGHTED AVERAGES SHARES OUTSTANDING

Pro forma shares outstanding assuming the transaction occurred as of September 30, 2009:

Wolfe Creek Shares Outstanding	4,000,000

Cancellation of shares	(3,000,000)

Shares issued in reverse merger with GET	3,000,000

Pro forma shares outstanding	4,000,000